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                                                                    EXHIBIT 99.9

                            TRUST FOR CREDIT UNIONS

                 REVISED AND RESTATED ADMINISTRATION AGREEMENT
                 ---------------------------------------------


     ADMINISTRATION AGREEMENT made this 29th day of March, 1993 between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and CALLAHAN CREDIT UNION FINANCIAL SERVICES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Administrator").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund has retained Goldman, Sachs & Co. as the investment adviser/transfer agent of the Fund (the "Adviser/Transfer Agent"); and

     WHEREAS, the Fund has retained Callahan Financial Services, Inc. and Goldman, Sachs & Co., as distributors of the Fund (the "Distributors"); and

     WHEREAS, the Fund presently offers units of beneficial interest ("Units") in the Money Market Portfolio, Government Securities Portfolio and Mortgage Securities Portfolio (such Portfolios (the "Current Portfolios") together with all other portfolios subsequently established by the Fund being herein collectively referred to as the "Portfolios"); and

     WHEREAS, the Fund desires to retain the Administrator to render certain administrative services to the Fund and the Administrator is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1.  Appointment of Administrator.  The Fund hereby appoints the
         ----------------------------
Administrator as administrator to provide certain administrative services to the Fund for the periods and on the terms herein set forth. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.  Delivery of Documents.  The Fund has delivered to the Administrator
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copies of each of the following documents:

          (a) Agreement and Declaration of Trust of the Fund dated September 24, 1987, as amended and restated through December 1, 1987, together with Amendment No. 1 thereto (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of The Commonwealth of Massachusetts;

          (b) By-Laws of the Fund (such By-Laws as presently in effect and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Trustees of the Fund approving the terms of this Agreement;

          (d) Amended and Restated Advisory Agreement dated June 20, 1991 between the Fund and Goldman, Sachs & Co. (such Agreement, as presently in effect and
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               as amended and/or superseded from time to time, is herein called the "Advisory Agreement");

          (e) Distribution Agreement dated May 10, 1988, as amended by Amendment No. 1 dated February 28, 1989, between the Fund and Callahan Financial Services, Inc., and Distribution Agreement dated February 28, 1989 between the Fund and Goldman, Sachs & Co. (the "Goldman Distribution Agreement") (such Agreements, as presently in effect and as amended and/or superseded from time to time, are herein called the "Distribution Agreements");

          (f) Custodian Agreement (including related fee schedule) dated May 10, 1988 between the Fund and State Street Bank and Trust Company (the "Custodian") (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

          (g) Transfer Agency Agreement dated May 10, 1988 between the Fund and the Transfer Agent (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Transfer Agency Agreement");

          (h) Prospectus and Statement of Additional Information of the Fund, each dated December 29, 1992 (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called the "Prospectus" and "Additional Statement," respectively); and

          (i) Registration Statement, as amended, of the Fund under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on December 1, 1987 (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

               The Fund agrees to promptly furnish the Administrator from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

     3.   Duties of Administrator.
          -----------------------

          (a) The Administrator shall, subject to the general supervision of the Trustees of the Fund, provide certain administrative services to the Fund. In this regard, the Administrator shall

                (i) review the preparation of reports and proxy statements to
                    Unitholders, the periodic updating of the Prospectus, the Additional Statement and the Registration Statement and the preparation of all other reports and documents required to be filed by the Fund with the Commission;

               (ii) periodically review the services performed by the Adviser, the Custodian, the Distributors and the Transfer Agent, and make such reports and recommendations to the Trustees of the Fund concerning the performance of such services as the Trustees reasonably request or as the Administrator deems appropriate;

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              (iii) to the extent requested by the Trustees or officers of the
                    Fund, negotiate changes to the terms and provisions of the Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Goldman Distribution Agreement;

               (iv) provide the Fund with personnel to perform such executive, administrative and clerical services as may be reasonably requested by the Trustees or officers of the Fund;

                (v) provide facilities, equipment and personnel to serve the needs of investors, including communications systems and personnel to handle Unitholder inquiries;

               (vi) develop and monitor investor programs for credit unions;

              (vii) provide assistance in connection with the processing of Unit purchase and redemption orders as reasonably requested by the Transfer Agent or the Trustees or officers of the Fund;

             (viii) inform the Adviser in connection with the portfolio management of the Fund as to anticipated purchases and redemptions by Unitholders and new investors;

               (ix) provide information and assistance as requested by the
                    Adviser/Transfer Agent in connection with the registration of the Fund's Units in accordance with state securities requirements;

               (x) make available and distribute to Unitholders information prepared by the Fund as requested by the Trustees or officers of the Fund;

               (xi) handle Unitholder problems and calls relating to
                    administrative matters;

              (xii) provide advice and assistance concerning the regulatory requirements applicable to credit unions that invest in the Fund;

             (xiii) provide assistance in connection with the preparation of the
                    Fund's periodic financial statements and annual audit as reasonably requested by the Trustees or officers of the Fund or the Fund's independent accountants;

              (xiv) furnish stationery and office supplies; and

               (xv) generally assist in the Fund's operations.

          (b) In addition, the Administrator shall be responsible generally for providing such office space and equipment and telephone facilities and personnel as may be necessary or desirable for performance of all of its services hereunder.

          (c) The Administrator, in the performance of its duties hereunder, shall act in conformity with the Trust Agreement, By-Laws, Prospectus, Additional Statement and Registration Statement and with the instructions and directions of the Trustees and officers of the Fund, and will use its best efforts to comply with

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               and conform to the requirements of the 1940 Act and all other applicable federal and state laws, regulations and rulings.

          (d) The Administrator shall render to the Fund and the Adviser/Transfer Agent such periodic and special reports as either of them may reasonably request.

          (e) The services of the Administrator hereunder are not deemed exclusive and the Administrator shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

     4.   Expenses.  During the term of this Agreement, the Administrator will
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pay all costs incurred by it in connection with the performance of its duties under this Agreement. Without limiting the foregoing, the Administrator will pay the compensation and expenses of all of its personnel and will make available, without expense to the Fund, the services of such of its partners, officers and employees as may be duly elected officers or Trustees of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Administrator will not be required to pay any expense of the Fund other than those specifically allocated to it in this paragraph 4. The Administrator agrees, however, that if in any fiscal year the aggregate expenses of any Portfolio (as defined under the securities regulations of any state having jurisdiction over such Portfolio) exceed the expense limitations of any such state, the Fund may deduct from the fees to be paid hereunder, or the Administrator will bear, that portion of such excess which bears the same relation to the total of such excess as the Administrator's fee hereunder bears to the total fees otherwise payable for the fiscal year by the Fund pursuant to this Agreement and the Advisory Agreement between the Fund and the Adviser with respect to the same Portfolio. Such deduction or payment, if any, will be estimated and accrued daily and paid on a monthly basis.

     5.   Compensation.
          ------------

          (a) For all services provided and expenses assumed by the Administrator pursuant to this Agreement with respect to the Money Market Portfolio, the Fund will pay to the Administrator as full compensation therefor a monthly fee at the annual rate of .10% of the average daily net assets of the Money Market Portfolio.

          (b) For all services provided and expenses assumed by the Administrator pursuant to this Agreement with respect to the Government Securities Portfolio, the Fund will pay to the Administrator as full compensation therefor a monthly fee at the annual rate of .10% of the average daily net assets of the Government Securities Portfolio;

          (c) For all services provided and expenses assumed by the Administrator pursuant to this Agreement with respect to the Mortgage Securities Portfolio, the Fund will pay to the Administrator as full compensation therefor a monthly fee at the annual rate of .05% of the average daily net assets of the Government Securities Portfolio;

          (d) For all services provided and expenses assumed by the Administrator pursuant to this Agreement with respect to the Portfolios other than the Current Portfolios, the Fund will pay to the Administrator as full compensation therefor a monthly fee at an annual rate or rates mutually agreed upon by the Administrator and the Fund of the average daily net assets of such Portfolio.

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          (e)  The foregoing fees shall be computed on the average net assets on each day and will be paid to the Administrator monthly.

     6.   Books and Records.  The Administrator shall maintain all of the Fund's
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records relating to or arising out of the services provided by the Administrator hereunder. The Administrator agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act.

     7.   Indemnification.
          ---------------

          (a) The Administrator shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (b) The Fund hereby agrees to indemnify and hold harmless the Administrator, its officers, partners and employees and each person who controls the Administrator (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of 1934 (as amended), the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (x) the Prospectus, Additional Statement or the Registration Statement, (y) any advertisements or sales literature authorized by the Fund for use in the offer and sale of Units of any Portfolio, or
                    (z) any application or other document filed in connection with the qualification of the Fund or Units of any Portfolio under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a breach of the Administrator's duties in connection with this Agreement or made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Administrator pertaining to or originating with the Administrator for use in connection with any document referred to in clauses (x), (y) or (z), or

               (ii) subject to clause (i) above, the Administrator acting under this Agreement in accordance with its terms; and the Fund will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

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          (c)  If the indemnification provided for in paragraph 7(b) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Fund, then the Fund shall contribute to the aggregate amount paid or payable by the Fund and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect
               (i) the relative benefits received by the Fund and the Indemnified Parties in connection with the operations of the Fund, (ii) the relative fault of the Fund and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Fund and the Administrator agree that it would not be just and equitable if contribution pursuant to this subparagraph (c) were determined solely by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above in this subparagraph (c). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (c) shall be deemed to include any legal or other expenses incurred by the Fund and Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (d) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Fund or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the 1940 Act.

     8.   Duration and Termination.  This Agreement shall become effective with
          ------------------------
respect to the Government Securities Portfolio on the date hereof and shall become effective with respect to the Money Market Portfolio on such date as the parties shall mutually determine in writing. This Agreement shall remain in effect, unless sooner terminated as provided herein, until March 31, 1994 and shall continue from year to year thereafter, provided, however, that each such continuance must be approved by a vote of a majority of the Trustees of the Fund and of the Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such continuance. This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by (i) a vote of a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement or by vote of a majority of the outstanding Units (as so defined) representing the interests in the Portfolio affected thereby, on 60 days' written notice to the Administrator, or
(ii) by the Administrator on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

     9.   Amendment of Agreement.  This Agreement may be amended by mutual
          ----------------------
consent, but the consent of the Fund must be approved by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment. Any amendment to this Agreement shall only be by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

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     10.  Status of Administrator as Independent Contractor.  The Administrator
          -------------------------------------------------
shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund or the Adviser/Transfer Agent, respectively, from time to time, have no authority to act for or represent the Fund or the Adviser/Transfer Agent in any way or otherwise be deemed an agent of the Fund or the Adviser/ Transfer Agent.

     11.  Unitholder Liability.  This Agreement is executed by or on behalf of
          --------------------
the Fund with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Fund individually but are binding only upon the particular Portfolio to which such obligations pertain and the assets and property of such Portfolio.

     12.  Notices.  Without limiting the other provisions hereof, notices and
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other writings delivered or mailed postage prepaid to the Fund, 4900 Sears
Tower, Chicago, Illinois 60606, Attention: President, with copy to Donald C. Shine, Nisen & Elliott, 200 West Adams Street, Suite 2500, Chicago, Illinois 60606 or to the Administrator, 1001 Connecticut Avenue, N.W., Suite 728, Washington, D.C. 20036, Attention: Charles W. Filson, or to such other address as the Fund or the Administrator may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     13.  Miscellaneous.  The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 11 hereof which shall be construed in accordance with the laws of The Commonwealth of

                                       7
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Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 8 hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


ATTEST:                                         TRUST FOR CREDIT UNIONS


/s/ Nancy James                                 By  /s/ Nancy L. Mucker
---------------                                     -------------------
                                                    Nancy L. Mucker
                                                    Vice President of the Trust


                                                CALLAHAN CREDIT UNION FINANCIAL
                                                 SERVICES
                                                LIMITED PARTNERSHIP

                                                By  Callahan Financial Services,
                                                   Inc., Corporate General
ATTEST:                                            Partner


/s/ Nancy James                                 By  /s/ Charles W. Filson
---------------                                     ---------------------
                                                    Charles W. Filson

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